Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD) iShares Core Total USD Bond Market ETF (ISHIUSB)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)


The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
12-13-2016

Security Type:
BND/CORP


Issuer
Concho Resources Inc.  (2025)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, J.P. Morgan Securities LLC,
Wells Fargo Securities, LLC, Barclays
Capital Inc., BMO Capital Markets Corp.,
Capital One Securities, Inc., Citigroup
Global Markets Inc., ING Financial Markets
LLC, MUFG Securities Americas Inc., U.S.
Bancorp Investments, Inc., BBVA Securities
Inc., CIBC World Markets Corp., Comerica
Securities, Inc., Credit Suisse Securities
(USA) LLC, DNB Markets, Inc., KeyBanc
Capital Markets Inc., Natixis Securities
Americas LLC, PNC Capital Markets LLC, RBC
Capital Markets, LLC, SG Americas
Securities, LLC, SMBC Nikko Securities
America, Inc., BB&T Capital Markets, a
division of BB&T Securities, LLC, SunTrust
Robinson Humphrey, Inc.


Transaction Details
Date of Purchase
12-13-2016


Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
1.125%


1.	Aggregate Principal Amount Purchased
(a+b)
$16,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$10,000,000

b. Other BlackRock Clients
$6,000,000

2.	Aggregate Principal Amount of
Offering
$600,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.02666


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dipankar Banerjee
Date:
12-21-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
12-21-2016

Global Syndicate Team Member